For period ending December 31, 2001
Exhibit 77I

File number 811-6637


As of November 5, 2001, The Brinson Funds began offering Class B and Class C shares.
Further information regarding Class B and Class C shares is incorporated herein by reference to the registrant's registration statement on Form N-1A filed with the SEC on October 26, 2001 (Accession Number
0000912057-01-536793; SEC File No. 33-47287).